GAS PURCHASE AND SALES CONTRACT


This Gas Purchase and Sale Contract ("this Contract") is made as of and effective April 1, 2000, between Tenaska Marketing Ventures, a Nebraska partnership ("TMV") and Warren Resources, Inc., a ____________ corporation ("Company"), individually referred to as "Party" and collectively referred to as "the Parties".

                                    ARTICLE I
                             PURPOSE AND PROCEDURES

1.1 Agreement. This Contract establishes mutually agreed and legally binding terms governing purchases, sales and exchanges of Gas between TMV and Company made during the term of this Contract. The transactions encompassed by this Contract will be designed on transaction-specific Confirmation(s) in the form of Exhibit "A" and, if relevant to a particular transaction, a Trigger Price
Confirmation in the form of Exhibit "B". This Contract consists of the provisions set forth herein and, with respect to a particular transaction, the provisions contained in the Confirmation(s). More than one Confirmation may be in effect at the same time. As used herein, the term "Buyer" refers to the Party purchasing and receiving Gas and the term "Seller" refers to the Party selling and delivering Gas.

1.2 Confirmation Procedure. If the Parties come to an understanding regarding the sale and purchase of Gas, the transaction will be communicated in a Confirmation that will reflect the Transaction Type, Contract Quantity, Delivery Period, Contract Price, Delivery Point(s) and any other special terms to which the Parties have agreed. Each Confirmation shall be sent by TMV to Company via facsimile and shall become a part of this contract. If a Confirmation is not objected to or returned to TMV by Company via facsimile within two (2) Business Days of the successful transmittal thereof, then that Confirmation shall be accepted by both Parties.

1.3 Transaction Types. The terms and conditions incorporated in this Contract are intended to facilitate the entering into by Buyer and Seller of the following Transactions Types as further defined in this Contract: i) Swing Transactions; ii) Firm Transactions; and iii) EFP Transactions.

1.4 Tape Recordings. Each Party hereby consents to the recording of telephone conversations by the other in connection with this Contract or any potential Transaction, and agrees to obtain any necessary consent of, and to give notice of such recording to, its affected personnel. Any tape recordings may be submitted into evidence to any court or in any legal proceeding for the purpose of establishing any matter, whether relating to this Contract, any Transaction or otherwise.

                                   ARTICLE II
                                   DEFINITIONS

2.1 "Business Day" means a period of eight (8) consecutive hours, beginning at 8:00 a.m., Central Clock Time ("C.C.T."), on any day except Saturday, Sunday or federal bank holidays and ending at 4:00 p.m. (C.C.T., on the same calendar day.

2.2 "Buyer's Deficiency Quantity" means the difference between the Contract Quantity and the actual Gas quantity received by Buyer for each Day on which Seller's failure occurred pursuant to Section 7.1(a).

2.3 "Contract Price" means the price to be paid for Gas as set forth in the Confirmation.

2.4 "Contract Quantity" means the quantity of Gas to be delivered by Seller and received by Buyer as set forth in the Confirmation.

2.5 "Contract Value" means the amount of Gas remaining to be delivered or purchased under a Transaction multiplied by the Contract Price per unit.

2.6 "Day" means a period of twenty-four (24) consecutive hours, as defined in the tariff of the Transporter receiving Gas at the Delivery Point.

2.7 "Delivery Period" means the period of time during which Gas shall be delivered and received under a transaction as set forth in the Confirmation.

2.8 "Delivery Point" means the specific point(s) at which the Parties have agreed to make and take delivery of Gas, as specified in the Confirmation.

2.9 "Early Termination Date" means any date on or after a default designated by the Performing party as the time at which any or all Forward Contracts (including any portion of a Forward Contract not yet fully delivered) will be liquidated.

2.10 "EFP Transaction" means a Firm Transaction to purchase, sell or exchange Gas and the concurrent obligation to buy or sell natural gas futures contracts pursuant to the Exchange of Futures for Physical (EFP) procedures of an Exchange in accordance with an applicable Confirmation. Failure to buy or sell such quantity(ies) of Gas or futures contracts shall subject the failing party to the damages set forth in Article VII.

2.11 "Exchange" means any United States commodity exchange that trades natural gas futures contracts.

2.12 "Firm Transaction" means Buyer shall have an absolute obligation to purchase and receive, and Seller shall have an absolute obligation to sell and deliver one hundred per cent (100%) of the Contract Quantity in the applicable Confirmation. Failure to buy or sell the Contract Quantity shall subject the failing party to the damages prescribed in Article VII.

2.13 "Forward Contract" means any agreement constituting a "forward contract" within the meaning of the United States Bankruptcy Code, including, without limitation, a Transaction or any other agreement for the sale, purchase or transfer (including a swap) of Gas which has a maturity date or delivery period more than two days after the date the Forward Contract is entered into.

2.14 "Gas" means any mixture of hydrocarbons and non-combustible gases in a gaseous state consisting primarily of methane.

2.15 "Imbalance Charge" means any scheduling, imbalance or similar penalties, fees, forfeitures, cashouts, or charges (in cash or in kind) assessed by a Transporter for failure to satisfy the Transporter's balance and/or nomination requirements.

2.16 "Market Value" means the amount of Gas remaining to be delivered or purchased under a Transaction multiplied by the market price per MMBtu determined by the Performing Party in a commercially reasonable manner.

2.17 "MMBtu" means one million BTU's, equal to one dekatherm.



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

2.18 "Payment Date" means the twenty-fifty (25th) day of the calendar month in which the invoice was rendered, or ten (10) days after the date of receipt of the invoice, whichever is later; provided that if the twenty-fifth (25th) day is not a Business Day, payment is due on the next Business Day following that date.

2.19 "Replacement Price" is the price at which Buyer is able, acting in good faith, to obtain comparable Gas supplies at the lowest reasonable price.

2.20 "Sales Price" is the price at which Seller is able, acting in good faith, to make comparable Gas sales at the highest reasonable price.

2.21 "Schedule" or "Scheduled" means the acts of Seller, Buyer, and the Transporter(s) of notifying, requesting, and confirming to each other the quantity of Gas to be delivered hereunder on any given Day.

2.22 "Seller's Deficiency Quantity" means the difference between the Contract Quantity and the actual Gas quantity delivered by Seller for each Day on which Buyer's failure occurred pursuant to Section 7.1(b).

2.23 "Swing Transaction" means that deliveries and receipts of Gas will be on a swing or interruptible basis. The Contract Quantity may be reduced, interrupted or terminated by either Party for any reason upon the other Party's receipt of notice given prior to its Transporter's nomination deadline for the requested change. Any failure to provide such notice by either Party shall subject that Party to the damages prescribed in Article VII.

2.24 "Transaction" means a particular purchase, sale or exchange of Gas evidenced in a Confirmation.

2.25 "Transporter(s)" means all Gas gathering or pipeline companies, or local distribution companies, acting in the capacity of a transporter, transporting Gas upstream or downstream of the Delivery Point pursuant to a particular Transaction Confirmation.

2.26 "Trigger Price" means a Contract Price that is determined in part by the natural gas futures price on any Exchange.

                                   ARTICLE III
                                      TERM

This Contract shall be in force as o the date first above written and shall extend month-to-month thereafter until terminated by either Party upon giving thirty (30) days' prior written notice; provided, however, that if one or more Confirmation(s) are in effect, termination shall not be effective for any such Confirmation until the expiration of the Term of such Confirmation.

                                   ARTICLE IV
                                   SCHEDULING

Buyer and Seller shall provide each other and all necessary third parties, including Transporter(s), with the information necessary to Schedule the Contract Quantity for each Day as agreed to for a specific Transaction hereunder. The Parties will provide each other with timely nomination information or of any changes to nominations prior to the Transporters' nomination deadline.



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



                                    ARTICLE V
                              QUANTITY AND DELIVERY

5.1 Obligations. Seller agrees to Schedule and to sell and deliver, and Buyer agrees to Schedule and to purchase and receive the Contract Quantity each Day at the Delivery Point(s) for a particular Transaction. Seller shall be responsible for transportation to the Delivery Point(s) and the Buyer shall be responsible for transportation from the Delivery Point(s). Title to and possession of all Gas shall pass from Seller to Buyer at said Delivery Point(s).

5.2 Imbalance Notification. Both parties hereto shall promptly notify each other as soon as possible of any Transporter notification of imbalances that are occurring or that have occurred, and the Parties shall cooperate to eliminate any such imbalances, including the use of make-up or balancing rights that either Party may have, within the time prescribed by the Transporter.

5.3 Imbalance Charges. The Party causing an Imbalance Charge shall be responsible for paying the charge. Buyer shall assume all liability for and reimburse Seller within thirty (30) days of presentation of invoice and substantiating documentation, for any Imbalance Charge resulting from Buyer's failure to comply with balancing or notification requirements of Seller's Transporter. Seller shall assume all liability for and reimburse Buyer within thirty (30) days of presentation of invoice and substantiating documentation, for any Imbalance Charge resulting from Seller's failure to comply with balancing or notification requirements of Buyer's Transporter.

                                   ARTICLE VI
                                      PRICE

6.1 Buyer agrees to pay Seller the Contract Price for each MMBtu of Gas delivered by Seller to Buyer in accordance with the terms of this Contract and the relevant Confirmation.

6.2 Trigger Price. If the Parties agree to a Trigger Price, the Trigger Price Confirmation will define the factors to be used in the calculation. The Company may request that TMV execute trades through an Exchange in order to establish the Trigger Price. Following execution of such trades, TMV will transmit to Company a Trigger Price Confirmation no later than the close of business on the Business Day following execution of such trade(s). Company will have one Business Day after receipt of the Trigger Price Confirmation to object to any of the terms contained therein. If no objection is received by TMV within the prescribed time, the Trigger Price Confirmation will be deemed to have been accepted by both Parties and will be considered part of the Contract and will be used to calculate the Trigger Price.

                                   ARTICLE VII
                               FAILURE TO PERFORM

7.1 If either Party fails on any Day to Schedule and receive or deliver the Contract Quantity, as provided in Section 5.1, that Party shall be liable for, and shall pay the other party, the following damages:

          (a) Buyer's Failure. If the quantity Buyer receives and purchases on any Day is less than the applicable Contract Quantity and the Sales Price is less than the Contract Price, then Buyer shall be liable for and shall pay to Seller a dollar amount equal to the product of (i) the difference between the Contract Price and the Sales Price, and: (ii) Buyer's Deficiency Quantity. In addition, Buyer shall pay Seller an amount equal to ten percent (10%) of the amount calculated pursuant to the first sentence of this subsection (a) to cover Seller's administrative and operational costs and expenses.


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



          (b) Seller's Failure. If the quantity Seller sells and delivers on any Day is less than the applicable Contract Quantity and the Replacement Price is greater than the Contract Price, then Seller shall be liable for and shall pay to Buyer a dollar amount equal to the product of (i) the difference between the Replacement Price and the Contract Price and; (ii) Seller's Deficiency Quantity. In addition, Seller shall pay Buyer an amount equal to ten percent (10%) of the amount calculated pursuant to the first sentence of this subsection (b) to cover Buyer's administrative and operational costs and expenses.

          (c) Failure to Replace. If Seller or Buyer does not make a replacement purchase or sale, the failing Party shall still be liable in accordance with the provisions of Section 7.1 and the Sales Price or Replacement Price shall be deemed to be the daily price as posted in BTU's Daily Gas Wire for Gas for each day to failure at the location which most closely reflects the relevant Delivery Point(s); provided, however, if the non-failing party does not learn of the failure until after the fact, then in lieu of the remedy provided in this subsection (c), the non-failing party may calculate its damages as of the date(s) on which replacement purchases or sales are actually made.

7.2 EFP and Trigger Price Transactions. If the Transaction is an EFP Transaction, any Party failing to offer and complete the purchase or sale of Exchange futures contracts from or to the other Party shall be liable to the other Party for actual losses incurred by it due to such failure. If either Party fails to complete the purchase or sale of gas after the other Party has executed trades pursuant to Section 6.2 Trigger Price, then the failing Party shall be liable to the non-failing Party for an actual losses incurred for the reversal of trades so executed. Calculation of any damages pursuant to this
Section 7.2 shall be incorporated as necessary in the calculation of damages set forth in Section 7.1 to assure that the non-failing Party will be fully compensated for its actual loss incurred because of the other Party's failure.

                                  ARTICLE VIII
                               BILLING AND PAYMENT

8.1 Invoice and Payment Dates. Seller shall invoice Buyer by the tenth (10th) day of the calendar month for Gas delivered to Buyer during the preceding month. If Seller has not received Transporter notification of the actual quantity delivered, the statement shall be based on the Scheduled quantity, and the Parties agree that the next statement shall be adjusted to reflect the actual quantity delivered. Buyer shall remit to Seller the amount due by wire transfer, pursuant to Seller's invoice instructions, on or before the Payment Date. If Buyer, in good faith, disputes the amount of any such invoice or any part thereof, Buyer will pay to Seller such amount as it concedes to be correct; provided, however, if Buyer disputes the amount due, Buyer must provide supporting documentation acceptable in industry practice to support the amount paid or disputed. In the event any payments are due Buyer hereunder, payment to Buyer shall be made in accordance with this Section.

8.2 Late Payment. If either Party owing an amount to the other Party fails to pay in accordance with this Contract, that Party shall pay interest on any overdue amount at a rate equal to the lesser of: (i) the posted prime rate in The Wall Street Journal as listed under "Money Rates", plus two percent (2%), or
(ii) the maximum rate allowed by law, from the due date until such principal amount and interest thereon are paid.

8.3 Audit Rights. Each Party shall have the right, at its own expense, upon reasonable notice and at reasonable times, to examine the books and records of the other Party only to the extent reasonably necessary to verify the accuracy of any invoice, statement, charge, payment, or computation made under the Contract. This examination right shall not be available with respect to proprietary information not directly relevant to transactions under this Contract. All invoices and billings shall be conclusively presumed final and



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



accurate unless objected to in writing, with adequate explanation and/or documentation, within two years after the month of Gas delivery. All retroactive adjustments under this Article shall be paid in full by the party owing payment within 30 days of notice and substantiation of the inaccuracy.

                                   ARTICLE IX
                               NETTING PROCEDURES

9.1 If the Parties to this Contract participate in multiple Transactions in a given month whereby each party sells Gas to and purchases Gas from the other in individual Transactions, then in lieu of the procedures set forth in Article VIII, the Parties may agree to a net settlement procedure as follows:

          (a) By the tenth (10th) day of each calendar month following the month in which such Transactions occurred, each Party shall determine the sales price for the Gas sold to the other Party and issue an invoice reflecting the amount due for Gas sold. No fewer than three (3) days prior to the Payment Date, the Parties will confer by telephone and compare/confirm invoice amounts and total amounts owed. Any difference resulting after offsetting the total amount each party owes to the other Party shall be paid by the Party owing the greater amount, no later than the Payment Date.

          (b) If either Party, in good faith, disputes the amount of any invoice or portion of any invoice in the current billing month, then only the non-disputed portion of the invoice(s) will be subject to netting according to this Article IX. The disputing Party must provide supporting documentation acceptable in industry practice to support the amount paid or disputed. Upon resolution of such dispute, any amounts owing will be included in netting procedures in the subsequent month.

                                    ARTICLE X
                 FINANCIAL RESPONSIBILITY AND EARLY TERMINATION

10.1 Events of Default. Either Party (the "Defaulting Party") will be in default under this Contract if it:

          (i) makes an assignment or any general arrangement for the benefit of creditors;
          (ii)  files  a  petition  or  otherwise  commences,   authorizes,   or
     acquiesces in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors, or has such petition filed against it and such proceeding remains undismissed for 30 days;
          (iii) otherwise becomes bankrupt or insolvent (however evidenced);
          (iv) is unable to pay its debts as they fall due;
          (v) fails to pay or perform, when due, any obligation to the other Party (the "Performing Party"), whether under this Contract or any other contract between the Parties, including a contract(s) in connection with credit support obligations or otherwise, if such failure is not remedied on or before the third Business Day after notice of such failure is given to the Defaulting Party;
          (vi) fails to give adequate security for or assurance of its ability to perform its further obligations under this Contract within forty-eight
     (48) hours of a reasonable request by the other Party, or
          (vii) fails to deliver any volumes of gas which it is obligated to deliver to the other Party and such failure is not remedied within a 48-hour period.

10.2 Default Remedies. If a Party is in default, then the Performing Party shall have, in addition to any and all other remedies available hereunder or pursuant to law, the right to withhold or suspend deliveries/receipts or payment and/or



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



to specify an Early Termination Date and to liquidate any or all Forward Contracts (including any portion of a Forward Contract not yet fully delivered) then outstanding at any time or from time to time thereafter by:

          (i) closing out each Transaction being liquidated at its Market Value so that each such Transaction is canceled and a settlement payment in an amount equal to the difference between such Market Value and the Contract Value of such Transaction shall be due to the Buyer under the Transaction if such Market Value exceeds the contract Value and to the Seller if the Contract Value exceeds the Market Value;
          (ii) discounting each amount then due under subsection (i) above to present value in a commercially reasonable manner as of the time of liquidation to take into account the period between the date of liquidation and the date on which such amount would have otherwise been due pursuant to the relevant Transaction; and
          (iii) netting or aggregating, as appropriate, any or all settlement payments under this Contract (discounted as appropriate). The net amount due any such liquidation shall be paid by the close of business on the Business Day following the Early Termination Date.

The rate of interest used in calculating net present value shall be determined by the Performing Party in a commercially reasonable manner.

10.3 Set-off. If a Party is in Default, at the election of the Performing Party, any or all other amounts owing between the Parties under any contract may be set off against amounts owing under this Contract so that all such amounts are aggregated and/or netted to a single amount payable by one Party to the other.

                                   ARTICLE XI
                                      TAXES

Seller shall pay or cause to be paid all taxes lawfully levied on Seller applicable to the Gas delivered hereunder prior to its delivery to Buyer. Buyer shall pay all taxes lawfully levied on Buyer applicable to such Gas upon and after delivery to Buyer or for the account of Buyer. If Seller is legally obligated to collect any taxes from Buyer, Seller shall have full authority to do so. If Buyer is exempt from any taxes, Buyer shall furnish Seller with a valid and properly completed resale or exemption certificate upon request by Seller.

                                   ARTICLE XII
                                  FORCE MAJEURE

12.1 Excuse for Force Majeure. Except with regard to a Party's obligation to make payments due under this Contract, in the event either Party hereto is rendered unable, wholly or in part, by Force Majeure to carry out its obligations, then upon notification by telephone with a subsequent written notice setting forth the specifics within a reasonable time, but not in excess of six (6) days after the commencement of the failure to perform due to Force Majeure, the obligations of the Party giving such notice, insofar as they are affected by such Force Majeure, from its inception, shall be excused during the entire period of any inability so caused but for no longer period.

12.2 Inclusions. The term "Force Majeure" as employed in this Contract will mean any event that prevents delivery or receipt of Gas at the Delivery Point, including acts of God, strikes, lockouts, or industrial disputes or disturbances, civil disturbances, interruptions by government or court orders, necessity for compliance with any court order, law, statute, ordinance, or regulation promulgated by a governmental authority having jurisdiction, acts of the public enemy, events affecting facilities or services of non-affiliated third parties, or any other cause of like kind not reasonably within the control



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



of the Party claiming Force Majeure and which by the exercise of due diligence such Party could not have prevented or is unable to overcome.

12.3 Exclusions. The term Force Majeure specifically excludes the following occurrences or events:

          i) The curtailment of interruptible or secondary firm transportation unless primary, in-path, firm transportation is also curtailed;
          ii) increases or decreases in Gas supply due to allocation or reallocation of production by well operators, pipelines, or other parties;
          iii) changes in market conditions or economic curtailment;
          iv) loss of markets or Gas supply unless such loss would also constitute an event of Force Majeure under this Contract;
          v) failure of specific, individual wells or appurtenant facilities in the absence of a Force Majeure event broadly affecting other wells in the same geographic area; and
          vi) regulatory disallowance of the pass through of the costs of Gas or other related costs.

                                  ARTICLE XIII
                            WARRANTIES AND LIABILITY

13.1 Seller Warranties. Seller warrants that all royalties, taxes and other sums due on production and transportation of the Gas to the Delivery Point(s) are paid, and that it will have the right to convey and will transfer good and merchantable title to all Gas sold hereunder and delivered by it to Buyer, free and clear of any and all liens, encumbrances and claims.

13.2 Indemnity. Subject to Section 16.8, each Party assumes full responsibility and liability for and shall indemnify and save harmless the other Party from all liability and expense on account of any and all damages, claims or actions, including injury to and death of persons, arising from any act or accident occurring when title to the Gas is vested in the indemnifying Party unless the act or accident was the result of the willful misconduct or gross negligence of the indemnified Party, its agents or assigns.

                                   ARTICLE XIV
                   QUALITY, MEASUREMENT AND DELIVERY PRESSURE

All Gas delivered by Seller hereunder shall conform to the heat, quality and delivery pressure specifications of Buyer's Transporter(s).

                                   ARTICLE XV
                                     NOTICES

15.1 All billings, payments, statements, notices and communications made pursuant to this Contract shall be made as follows:

Notices, statements and invoices:                    Payments to Tenaska Marketing Ventures:
--------------------------------                     --------------------------------------

Tenaska Marketing Ventures                           Tenaska Marketing Ventures
11235 Davenport Street                               First National Bank of Omaha
Omaha, NE 68154                                      Omaha, NE 68154
Notices: Manager, Administration                     Account No.: 24043917
Invoices: Gas Accounting                             ABA Routing No.: 104000016
Gas Control: Director - Throughput Mgmt.             Federal Tax I.D. #: 47-0741451
Phone: (402) 758-6128                                Duns #: 624240628
Fax:     (402) 758-6250



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


Notices, statements and invoices:                             Payments to:
--------------------------------                              -----------

Warren Resources, Inc.                                        Big Basin Petroleum, LLC
c/o Millennium Gas Marketing, LLC                             LX CBM Operating Account
513 East Bismarck Expressway, Suite 6                         First National Bank of Gillette
Bismarck, ND 58504                                            Account No.: 00103608
Notices: Claudia Bender, Vice President                       ABA Routing No.: 102301050
Invoices: Gas Accounting                                      Federal Tax I.D. #:
Phone:   (701) 250-8585                                       Duns #: 78-111-8260
Fax:     (701) 250-8511

15.2 All notices required hereunder may be sent by facsimile or mutually acceptable electronic means, a nationally recognized overnight courier service, first class mail or hand delivered.

15.3 Notice shall be given when received on a Business Day by the addressee. In the absence of proof of the actual receipt date, the following presumptions will apply. Notices sent by facsimile shall be deemed to have been received upon the sending party's receipt of its facsimile machine's confirmation of successful transmission, if the day on which such facsimile is received is not a Business Day or is after 4:00 p.m. C.C.T. on a Business Day, then such facsimile shall be deemed to have been received on the next following Business Day. Notice by overnight mail or courier shall be deemed to have been received on the next Business Day after it was sent or such earlier time as is confirmed by the receiving party. Notice via first class mail shall be considered delivered five Business Days after mailing.

                                   ARTICLE XVI
                                  MISCELLANEOUS

16.1 Transfer or Assignment. This Contract shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, and heirs of the respective Parties hereto, and the covenants, conditions, rights and obligations of this Contract shall run for the full term of this Contract. No assignment of this contract, in whole or in part, will be made without the prior written consent of the non-assigning party, which consent will not be unreasonably withhold or delayed; provided, however, either Party may transfer its interest to any parent or affiliate by assignment, merger or otherwise without the prior approval of the other Party. Upon any transfer and assumption, the transferor shall not be relieved of or discharged from any obligations hereunder unless such assumption is made in the transfer/assumption agreement.

16.2 Severability. If any term, provision, covenant, or condition of this Contract or the application thereof, to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Contract had been executed with the invalid or unenforceable portion eliminated.

16.3 Applicable Law. The Contract shall be governed in accordance with the laws of the State of Nebraska except for such laws concerning the application of the laws of another jurisdiction.

16.4 Entire Agreement. THE TERMS CONTAINED IN THIS CONTRACT CONSTITUTE THE ENTIRE CONTRACT OF THE PARTIES, AND THERE ARE NO CONTRACTS, UNDERSTANDINGS, OBLIGATIONS, PROMISES, ASSURANCES OR CONDITIONS, PRECEDENT OR OTHERWISE, EXCEPT THOSE EXPRESSLY SET OUT HEREIN.


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16.5 Confidentiality.  The terms of this Contract,  including but not limited to the price paid for Gas, the identified Transporter(s), the quantities of Gas purchased or sold and all other material terms of this Contract shall be kept confidential by the Parties hereto, and shall not be disclosed to any third party except to the extent that any information must be disclosed to a third party for the purpose of effectuating transportation of the Gas delivered hereunder or as may be required by law or regulation.

16.6 Non-Waiver. Any waiver of any default under this Contract shall not be construed as a waiver of any future defaults, whether of like or different character.

16.7 Conflict of Terms. In the case of conflict between the terms of any Confirmation and the terms of this Contract, the terms of the Confirmation shall control.

16.8 Limitation on Liability. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, IN NO EVENT WILL EITHER PARTY BE LIABLE UNDER THIS CONTRACT, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES.

16.9 Non-Recourse. Without limiting the Company's ability to enforce its rights under any guaranty provided to it by an affiliate of TMV, the obligations of TMV under this Contract shall have recourse only to the assets of TMV and no recourse to the personal assets of any partner in TMV or any affiliate of any partner in TMV, any individual controlling person or any officer, director, employee or stockholder thereof, or any successor thereto.

IN WITNESS WHEREOF, this Contract has been executed as of the date first above written:

TENASKA MARKETING VENTURES                           WARREN RESOURCES, INC.

By:      Tenaska Marketing, Inc.
         Managing General Partner


By:      /s/ Fred R. Hunzeker
   --------------------------                        ---------------------------
         Fred R. Hunzeker                             Title: Ops Manager
         President

Date:    3-28-00                                     Date:    4-5-00


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